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                                                                     EXHIBIT 2.3

                              CERTIFICATE OF MERGER
                                       OF
                           SUBSCRIBER COMPUTING, INC.
                            (a Delaware corporation)
                                      WITH
                           ANTEATER ACQUISITION CORP.
                            (a Delaware corporation)

                            (UNDER SECTION 251 OF THE
                         GENERAL CORPORATION LAW OF THE
                               STATE OF DELAWARE)


        The undersigned corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

                FIRST: That the name and state of incorporation of each of the constituent corporations of the merger are as follows:

                        Name                  State of Incorporation
                        ----                  ----------------------
               Subscriber Computing, Inc.           Delaware
               Anteater Acquisition Corp.           Delaware


               SECOND: That an agreement and plan of reorganization has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of subsection (c) of Section 251 of the General Corporation Law of the State of Delaware.

                THIRD: That the name of the surviving corporation of the merger is Subscriber Computing, Inc., a Delaware corporation ("SCI").

                FOURTH: That as a result of the merger the Certificate of Incorporation of SCI shall be the Certificate of Incorporation of Anteater Acquisition Corp., as in effect immediately prior to the Merger.

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               FIFTH: That the executed agreement and plan of reorganization is on file at the principal place of business of SCI, which is 18881 Von Karman Avenue, Suite 450, Irvine, California 92612.

               SIXTH: That a copy of the agreement and plan of reorganization will be furnished by SCI on request and without cost to any stockholder of SCI or Anteater Acquisition Corp.

        IN WITNESS WHEREOF, Subscriber Computing, Inc., a Delaware corporation, has caused this Certificate to be signed by Dennis Andrews, its President, on the ____ day of _____________, 1998.


                                       SUBSCRIBER COMPUTING, INC.
                                       a Delaware corporation



                                       By:_____________________________________
                                                Dennis Andrews, President


ATTEST:


___________________________________
Patricia Howe, Assistant Secretary



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